As filed with the Securities and Exchange Commission on August 8, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PHX MINERALS INC.

(Exact name of registrant as specified in its charter)

Delaware	73-10557755
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1320 South University Drive, Suite 720 Fort Worth, Texas 76107
(Address of Principal Executive Offices)(Zip Code)

PHX MINERALS INC. AMENDED AND RESTATED 2021 LONG-TERM Incentive Plan

(Full title of the plan)

Chad L. Stephens

Chief Executive Officer

PHX Minerals Inc.

1320 South University Drive, Suite 720

Fort Worth, Texas 76107

(Name and address of agent for service)

(405) 948-1560

(Telephone number, including area code, of agent for service)

with a copy to:

J. Kirk Tucker
Jackson Walker LLP
1401 McKinney St., Suite 1900
Houston, Texas 77010
Phone: (713) 752-4389

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by PHX Minerals Inc. (the “Registrant”) for the purpose of registering additional shares of the Registrant’s common stock, par value $0.01666 per share (the “Common Stock”), under the PHX Minerals Inc. Amended and Restated 2021 Long-Term Incentive Plan (the “Plan”). The amendment to increase the number of shares available for issuance under the Plan from 2,500,000 to 4,900,000 (the “Amendment”) was described in the Registrant’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “Commission”) on January 23, 2023, and was approved by the stockholders of the Registrant on March 6, 2023. This Registration Statement registers an aggregate of 2,400,000 additional shares of Common Stock available for issuance under the Plan as a result of the Amendment.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 of the Registrant filed with the Commission on December 13, 2021 (Registration No. 333-261627), as amended by Post-Effective Amendment to Form S-8 Registration Statement No. 1 filed with the Commission on April 7, 2022, including any filings incorporated therein, are incorporated herein by this reference to the extent not replaced hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, previously filed with the Commission, are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as filed with the Commission on December 13, 2022;
(b)

The Registrant’s Transition Report on Form 10-Q for the transition period from October 1, 2022 to December 31, 2022, as filed with the Commission on February 8, 2023, the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, as filed with the Commission on May 9, 2023, and the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, as filed with the Commission on August 8, 2023;

(c)	The Registrant’s Current Reports on Form 8-K (other than information furnished rather than filed) filed with the Commission on January 5, 2023, February 1, 2023 and March 8, 2023; and
(d)

The description of the Registrant’s Common Stock set forth in Exhibit 99.1 to the Registrant’s Current Report on Form 8-K12B, filed with the Commission on April 5, 2022, including any amendments or reports the Registrant files for purposes of updating that description.

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The statements required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing provisions of this Item 3, no document or report, or portion of or exhibit to a document or report, that is “furnished” to (rather than “filed” with) the Commission shall be incorporated or deemed to be incorporated by reference in this Registration Statement.

ITEM 8. EXHIBITS.

The Exhibits to this Registration Statement are listed in the Exhibit Index below, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Worth, Texas, on August 8, 2023.

PHX MINERALS INC.

By:	/s/ Chad L. Stephens
Chad L. Stephens Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Chad L. Stephens and Ralph D’Amico, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto, and any subsequent registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Chad L. Stephens	President, Chief Executive Officer and Director (principal executive officer)	August 8, 2023
Chad L. Stephens

/s/ Ralph D’Amico	Senior Vice President and Chief Financial Officer (principal financial officer)	August 8, 2023
Ralph D’Amico

/s/ Chad D. True	Vice President of Accounting	August 8, 2023
Chad D. True	(principal accounting officer)

/s/ Mark T. Behrman	Non-Executive Chairman of the Board	August 8, 2023
Mark T. Behrman

/s/ Lee M. Canaan	Director	August 8, 2023
Lee M. Canaan
/s/ Peter B. Delaney	Director	August 8, 2023
Peter B. Delaney

/s/ Steven L. Packebush	Director	August 8, 2023
Steven L. Packebush

/s/ John H. Pinkerton	Director	August 8, 2023
John H. Pinkerton

/s/ Glen A. Brown	Director	August 8, 2023
Glen A. Brown

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of March 31, 2022, by and between PHX Minerals Inc., an Oklahoma corporation, and PHX Minerals (DE) Inc., a Delaware corporation (incorporated by reference to Exhibit 2.1 to Form 8-K12B filed April 5, 2022).

4.1	Certificate of Incorporation of PHX Minerals Inc., as amended (incorporated by reference to Exhibit 3.1 to Form 8-K12B filed April 5, 2022).

4.2	Amended and Restated Bylaws of PHX Minerals Inc. (incorporated by reference to Exhibit 3.2 to Form 10-K filed December 13, 2022).

5.1*	Opinion of Jackson Walker LLP (filed herewith).

10.1	PHX Minerals Inc. Amended and Restated 2021 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Form 8-K filed March 8, 2023).

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Cawley, Gillespie & Associates.
23.3*	Consent of Jackson Walker LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

107*	Filing Fee Table.

* Filed herewith.